Filed Pursuant to Rule 424(b)(5)
File No. 333-187390

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 29, 2013)

1,400,000 Shares of 8.25% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

Through this prospectus supplement, we may offer for sale, from time to time, up to 1,400,000 shares of our 8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, or the Series B Preferred Stock.

The Series B Preferred Stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “RSOPrB.” On December 11, 2013, there were 3,429,407 shares of Series B Preferred Stock issued and outstanding and the last reported sales price on the NYSE was $22.27 per share.

Distributions on the Series B Preferred Stock are cumulative and payable quarterly at the rate of 8.25% of the $25.00 per share liquidation preference per annum, or $2.0625 per share of Series B Preferred Stock per annum.

Generally, we may not redeem the Series B Preferred Stock until October 2, 2017. On and after October 2, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, at a redemption price of $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. To the extent we exercise our redemption right relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series B Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted by the holders in connection with a Change of Control.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our right to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (or the equivalent value of the alternative consideration) as described in this prospectus supplement. See “Description of Series B Preferred Stock — Conversion Rights.”

The shares of Series B Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer.”

Holders of the Series B Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay distributions on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive) or we fail to maintain the listing of the Series B Preferred Stock on a national securities exchange for a period of at least 180 consecutive days.

We may sell all or a portion of the shares of Series B Preferred Stock offered pursuant to this prospectus supplement over a period of time and from time to time through MLV & Co. LLC, or MLV & Co., acting as our agent, pursuant to the terms of an at-the-market issuance sales agreement, or the sales agreement, that we have entered into with MLV & Co.. Sales of Series B Preferred Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Subject to the terms and conditions of the sales agreement, MLV & Co. is not required to sell any specific number or dollar amount of shares of the Series B Preferred Stock, but will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares. Such sales will be at market prices prevailing at the time of the sale. There is no specific date on which the offering will end; there are no minimum purchase requirements and there are no arrangements to place the proceeds of the offering in an escrow, trust or similar account. MLV & Co. will be entitled to compensation of up to 2.00% of the gross sales price of all shares of Series B Preferred Stock sold through it from time to time under the sales agreement. We may also sell shares of Series B Preferred Stock to MLV & Co. as principal for its own account at a price agreed upon at the time of sale. MLV & Co. may be deemed to be an underwriter, within the meaning of the Securities Act, in connection with any sales of Series B Preferred Stock on our behalf, and the compensation paid to MLV & Co. may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.”

Investing in the Series B Preferred Stock involves risks that are described in the “Risk Factors” sections beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus, and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 17, 2013.

Prospectus Supplement

Prospectus

You should rely only on the information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us and filed with the Securities and Exchange Commission or the SEC. Neither we nor MLV & Co. have authorized any other person to provide you with different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor the MLV & Co. are making an offer to sell or soliciting an offer to buy the Series B Preferred Stock in any jurisdiction where the offer or sale or solicitation thereof is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates or such other date as may be specified herein or therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of Series B Preferred Stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and certain other information. The second part is the accompanying prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include important information about us, the Series B Preferred Stock, and other information you should know before investing in our securities.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before investing in the Series B Preferred Stock. This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus supplement, the terms “we,” “our,” “us,” or the “Company” refer to Resource Capital Corp. and its subsidiaries, “Manager” refers to Resource Capital Manager, Inc., our external manager, and “Resource America” refers to Resource America, Inc. and its affiliated companies, including our Manager.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are based on current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus supplement. We use words such as “anticipate,” “could,” “expect,” “intend,” “plan,” “may,” “believe,” “seek,” “estimate,” “would” or the negative of these terms or variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•

the factors described in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the sections captioned “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

•	the performance and financial condition of our borrowers;

•

the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

•	the availability and attractiveness of terms of additional debt repurchases;

S-ii

•	availability, terms and deployment of short-term and long-term capital;

•	availability of, and ability to retain, qualified personnel;

•	changes in our business strategy;

•	availability of investment opportunities in commercial real estate-related and commercial finance assets;

•	the resolution of our non-performing and sub-performing assets;

•	our ability to comply with financial covenants in our debt instruments;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital;

•	the timing of cash flows, if any, from our investments;

•	unanticipated increases in financial and other costs, including a rise in interest rates;

•	our ability to maintain compliance with over-collateralization and interest coverage tests in our collateralized loan obligations, or CLOs;

•	our dependence on our Manager and ability to find a suitable replacement in a timely manner, or at all, if we or our Manager were to terminate the management agreement;

•	environmental and safety requirements;

•

our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and qualify for exemption under the Investment Company Act of 1940, as amended, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and

•

other factors discussed under Item IA. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012 and those factors that may be contained in any subsequent filing we make with the SEC.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus, as well as the information appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, before making a decision to invest in the Series B Preferred Stock. You should also read the documents to which we have referred you in “Incorporation of Certain Information by Reference.” This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our company

We are a specialty finance company incorporated in Maryland that focuses primarily on commercial real estate and commercial finance assets. We are organized and conduct our operations to qualify as a REIT under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Our objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategy. We invest in a combination of real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets. We have financed a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of those investments, and have sought to mitigate interest rate risk through derivative instruments.

We are externally managed by Resource Capital Manager, Inc., a wholly-owned indirect subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry-specific expertise to evaluate, originate, service and manage investment opportunities through its commercial real estate, commercial finance and financial fund management operating segments.

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance the purchase of those assets, from management of assets and from hedging interest rate risks. We generate revenues from the interest and fees we earn on our whole loans, A notes, B notes, mezzanine debt, commercial mortgage-backed securities, or CMBS, bank loans, other asset-backed securities, or ABS, and structured note investments. We also generate revenues from the rental and other income from real properties we own, either directly or through our investments in joint ventures, from management of externally originated bank loans and from our investment in an equipment leasing business. We use leverage to enhance our returns and we have financed each of our different asset classes with different degrees of leverage. The cost of borrowings to finance our investments is a significant part of our expenses. Our net income depends on our ability to control these expenses relative to our revenue. In our bank loan, CMBS and ABS portfolios, we use warehouse facilities as a short-term financing source and CLOs and, to a lesser extent, other term financing as long-term financing sources. In our commercial real estate loan portfolio, we use repurchase agreements as a short-term financing source and CLOs and, to a lesser extent, other term financing as long-term financing sources. Our other term financing consists of long-term match-funded financing provided through long-term bank financing and asset-backed financing programs, depending upon market conditions and credit availability.

We maintain our principal executive offices at 712 Fifth Avenue, 12th Floor, New York, New York 10019 and our telephone number is (212) 506-3870. Our website is located at www.resourcecapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus. Through our website, we make available free of charge our Annual Reports on Form 10-K, our proxy statements, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and amendments to any of them filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These documents are available as soon as reasonably practicable after we electronically file them with the SEC. We also post on our website the charters of our Audit, Compensation, and Nominating and Governance Committees; our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Insider Trading Policy and any amendments or waivers thereto; and any other corporate governance materials contemplated by the regulations of the SEC and the NYSE. The documents are also available in print by contacting Investor Relations at our executive offices.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” in this prospectus supplement and “Description of Common Stock and Preferred Stock” in the accompanying prospectus.

Issuer	Resource Capital Corp.

Securities Offered	Up to 1,400,000 shares of Series B Preferred Stock, which are a further issuance of, form a single series with and have the same terms as our outstanding Series B Preferred Stock.

Commercially Reasonable Efforts	MLV & Co. is not required to sell any specific number or dollar amount of shares of Series B Preferred Stock, but has agreed to make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between MLV & Co. and us. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds of this offering to make investments relating to our business and for general corporate purposes. Pending these uses, the net proceeds of this offering, if any, will be held in interest-bearing bank accounts or invested in readily marketable interest-bearing securities which are consistent with maintaining our qualification as a REIT for federal income tax purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on S-7 of this prospectus supplement, on page 6 of the accompanying prospectus and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, for risks you should consider before purchasing shares of Series B Preferred Stock.

Shares of Series B Preferred Stock to be Outstanding After This Offering	4,829,407 shares of Series B Preferred Stock, assuming the sale of all of the Series B Preferred Stock offered hereby.

Ranking	The Series B Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks: (i) senior to all classes or series of our common stock, and any class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, which we refer to in this prospectus supplement, together with our common stock, as “junior equity securities”; (ii) on a parity with any class or series of our capital stock expressly designated as ranking on a parity with the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, including our Series A Preferred Stock, which we refer to in this prospect supplement as “parity equity securities”; and (iii) junior to any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, which we refer to in this prospectus supplement as “senior equity securities”. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series B Preferred Stock as to distribution rights and rights upon liquidation dissolution or winding up.

Distributions	Investors are entitled to receive cumulative cash distributions on the Series B Preferred Stock at a rate of 8.25% per annum of the $25.00 per share liquidation preference (equivalent to $2.0625 per annum per share). Distributions on the Series B Preferred Stock are payable quarterly in arrears on or about the 30th day of January, April, July and October of each year or, if not a business day, the next succeeding business day. Holders of shares of Series B Preferred Stock offered hereby will be entitled to receive the full amount of all distributions payable in respect of the Series B Preferred Stock after the distribution payment date immediately preceding the date of original issuance of such shares. Holders of shares of Series B Preferred Stock will not be entitled to receive distributions paid on any distribution payment date if such shares were not issued and outstanding on the record date for such distribution.

Liquidation Preference	$25.00 per share of Series B Preferred Stock.

Optional Redemption	We may not redeem the Series B Preferred Stock prior to October 2, 2017, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining our qualification as a REIT for federal income tax purposes. On and after October 2, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to, but not including, the date of redemption. Any partial redemption of the Series B Preferred Stock will be paid on a pro rata basis, by lot or by any other equitable method we may choose. See “Description of Series B Preferred Stock — Redemption.”

Special Optional Redemption	In the event of a Change of Control, we may, at our option, exercise our special optional redemption right to redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to, but not including, the date of redemption. To the extent that we exercise our redemption right relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

For additional details and for the definition of “Change of Control,” see “Description of Series B Preferred Stock— Redemption — Special Optional Redemption.”

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a share of Series B Preferred Stock distribution payment and prior to the corresponding Series B Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and

•	7.9618, which we refer to as the Series B Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in this prospectus supplement.

For definitions of “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series B Preferred Stock — Conversion Rights.”

No Maturity

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth above where the holders of the Series B Preferred Stock have a conversion right and elect to convert such Series B Preferred Stock. We also have the right to make open-market purchases of the Series B Preferred Stock from time to time. We are not required to set aside funds to redeem the Series B Preferred Stock.

Voting Rights	Holders of Series B Preferred Stock generally will not have any voting rights. If, however, either (i) we have not paid distributions on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, or (ii) we fail to maintain the listing of the Series B Preferred Stock on the NYSE, the NYSE MKT or NASDAQ, or on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ, for a period of at least 180 consecutive days, then holders of Series B Preferred Stock, voting together with holders of any other classes or series of our preferred stock upon which similar voting rights have been conferred, including the Series A Preferred Stock, and are exercisable, will be entitled to elect two additional directors to our Board of Directors.

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Stock (voting as a separate class) is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the articles supplementary designating the Series B Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Stock.

However, we may, without any vote of the holders of Series B Preferred Stock, issue additional shares of Series B Preferred Stock and we may authorize and issue additional classes or series of parity or junior equity securities.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series B Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer	Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series B Preferred Stock. These provisions may limit the ability of the holders of Series B Preferred Stock to convert their Series B Preferred Stock into our common stock. Our Board of Directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances. See “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer.”

Listing	The Series B Preferred Stock currently trades on the NYSE under the symbol “RSOPrB”. The shares of Series B Preferred Stock being sold in this offering have been approved for listing, subject to official notice of issuance, on the NYSE under the existing symbol.

Form	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances.

For additional information regarding the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock.”

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risk factors in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference into this prospectus supplement in their entirety in addition to the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the events or developments described therein actually occurs, our business, financial condition and results of operations may suffer. In that case, the value of our securities may decline, and you could lose all or part of your investment.

The Series B Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series B Preferred Stock ranks junior to all of our existing and future debt and any classes or series of our senior equity securities and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock in one or more classes or series. Our Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series B Preferred Stock or other parity equity securities would dilute the interests of the holders of Series B Preferred Stock, and the issuance of any senior equity securities or the incurrence of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than the conversion right afforded to holders of Series B Preferred Stock that may become exercisable in connection with a Change of Control as described in this prospectus supplement under the heading “Description of Series B Preferred Stock — Conversion Rights,” none of the provisions relating to the Series B Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series B Preferred Stock, so long as the rights of the holders of Series B Preferred Stock are not materially and adversely affected.

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

The Series B Preferred Stock may not have an active trading market, which may reduce its market value and your ability to transfer or sell your shares.

The Series B Preferred Stock is a relatively new issue of securities with only a limited trading market. Because the shares of Series B Preferred Stock have no stated maturity dates and are not subject to any sinking fund or mandatory redemption, investors seeking liquidity will be limited to selling their shares in the secondary market. Active trading markets for the Series B Preferred Stock may not exist or, even if they develop, may not last, in which case the trading price of your shares could be reduced and your ability to transfer your shares could be limited.

Numerous factors may affect the trading price of the shares of Series B Preferred Stock.

The trading price of the shares of Series B Preferred Stock may depend on many factors, some of which are beyond our control, including:

•	prevailing interest rates;

•	the market for similar securities;

•	additional issuances of other series or classes of preferred stock or indebtedness;

•	general economic conditions, both domestic and global; and

•	our financial condition, performance and prospects.

As a holder of shares of Series B Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of shares of Series B Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of shares of Series B Preferred Stock exist primarily with respect to the ability to elect two additional directors to our Board of Directors if six quarterly distributions (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, or if we fail to maintain the listing of the Series B Preferred Stock on the NYSE, the NYSE MKT, NASDAQ or an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ, and with respect to voting on amendments to our charter or articles supplementary relating to the Series B Preferred Stock that materially and adversely affect the rights of the holders of such series or create additional classes or series of senior equity securities. Other than the limited circumstances described in this prospectus supplement, holders of shares of Series B Preferred Stock will not have any voting rights. See “Description of Series B Preferred Stock—Voting Rights”

Future issuances of preferred stock may reduce the value of the Series B Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Series B Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above, senior to the Series B Preferred Stock as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series B Preferred Stock or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series B Preferred Stock could dilute the interests of the holders of Series B Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series B Preferred Stock would dilute the interests of the holders of Series B Preferred Stock offered hereby and could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock.

You may not be permitted to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion feature of the Series B Preferred Stock may not adequately compensate you, and the Change of Control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity are not listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ, holders of Series B Preferred Stock will have the right to convert some or all of their Series B Preferred Stock into our common stock (or equivalent value of alternative consideration). Notwithstanding that we generally may not redeem the Series B Preferred Stock prior to October 2, 2017, we have a special optional redemption right to redeem the Series B Preferred Stock in the event of a Change of Control, and holders of Series B Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of Series B Preferred Stock—Conversion Rights” and “Description of Series B Preferred Stock—Redemption.” In addition, those features of the Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a Change of Control of our company under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent pre-tax income from continuing operations, as adjusted for fixed charges; and fixed charges represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense.

	Nine Months Ended September 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
	(unaudited)
Ratio of earnings to combined fixed charges	23.08	2.85	2.63	1.69	1.14	0.96
Ratio of earnings to combined fixed charges and preferred stock dividends	9.58	2.77	2.63	1.69	1.14	0.96

(1)	No distributions were paid on our outstanding shares of Series A Preferred Stock or Series B Preferred Stock until July 30, 2012 and October 30, 2012, respectively.

USE OF PROCEEDS

We intend to use the net proceeds of this offering to make investments relating to our business and for general corporate purposes. Pending these uses, the net proceeds of this offering, if any, will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities which are consistent with maintaining our qualification as a REIT for federal income tax purposes.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following summary of the material terms and provisions of the Series B Preferred Stock is not complete and is qualified in its entirety by the terms of our charter and the terms of the articles supplementary designating the Series B Preferred Stock. See “Where You Can Find More Information.”

Authorized Preferred Stock

Under our charter, we may issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. Our Board of Directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of the Series A Preferred Stock and the Series B Preferred Stock. As of the date of this prospectus supplement, there are:

•	10,000,000 shares of Series A Preferred Stock designated and classified, of which 680,952 were outstanding as of December 11, 2013; and

•

10,000,000 shares of Series B Preferred Stock designated and classified, of which 3,429,407 shares were outstanding as of December 11, 2013, up to 1,400,000 shares are being offered hereby and up to 1,500,000 are being offered for sale from time to time pursuant to our 8.25% Series B Cumulative Redeemable Preferred Stock At-the-Market Issuance Sales Agreement with MLV & Co. dated March 15, 2013.

Under Maryland law, a stockholder is not personally liable for our obligations solely as a result of his or her status as a stockholder.

The transfer agent, registrar and distribution disbursement agent for the Series B Preferred Stock is American Stock Transfer & Trust Company, LLC.

Listing

Our shares of Series B Preferred Stock currently trade on the NYSE under the symbol “RSOPrB.” The shares of Series B Preferred Stock being sold in this offering have been approved for listing, subject to official notice of issuance, on the NYSE under the existing symbol.

Ranking

The Series B Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks: (i) senior to all of our junior equity securities, including our common stock; (ii) on a parity with the Series A Preferred Stock and any other class or series of our parity equity securities; and (iii) junior to any class or series of our senior equity securities. Any of our convertible or exchangeable debt securities will rank senior to the Series B Preferred Stock prior to conversion or exchange. The Series B Preferred Stock will also rank junior in right of payment to our other existing and future indebtedness. Junior equity securities are our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Parity equity securities are our Series A Preferred Stock and any class or series of our capital stock expressly designated as ranking on a parity with the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Senior equity securities are any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Distributions

Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series B Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 8.25% per annum of the $25.00 per share liquidation preference, equivalent to $2.0625 per annum per share of Series B Preferred Stock. Distributions on the Series B Preferred Stock will accrue and be cumulative from, but not including, the original date of issuance of any shares of Series B Preferred Stock and will be payable quarterly in arrears on or about the 30th of January, April, July and October of each year or, if not a business day, the next succeeding business day, and no interest, additional distributions or other sums will accrue on the amount so payable for the period from and after the distribution payment date to the next succeeding business day. Distributions payable on the Series B Preferred Stock for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution falls, or such other date as designated by our Board of Directors for the payment of distributions that is not more than 90 days nor less than 10 days prior to the distribution payment date. Holders of shares of Series B Preferred Stock offered hereby will be entitled to receive an amount equal to the full amount of all distributions payable in respect of the Series B Preferred Stock after the distribution payment date immediately preceding the date of original issuance of such shares. Holders of shares of Series B Preferred Stock will not be entitled to receive distributions paid on any distribution payment date if such shares were not issued and outstanding on the record date for such distribution.

Our Board of Directors will not authorize, and we will not pay, any distributions on the Series B Preferred Stock or set aside funds for the payment of distributions if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase or redemption of, our capital stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that any of our current agreements restrict our ability to pay distributions on the Series B Preferred Stock.

Notwithstanding the foregoing, distributions on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions, whether or not distributions are authorized by our Board of Directors and whether or not the restrictions referred to above exist. Accrued but unpaid distributions on the Series B Preferred Stock will not bear interest, and the holders of Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on the Series B Preferred Stock, including any capital gain distributions, will be credited to the previously accrued and unpaid distributions on the Series B Preferred Stock. We will credit any distribution made on the Series B Preferred Stock first to the earliest accrued and unpaid distribution due.

While any shares of Series B Preferred Stock are outstanding, unless full cumulative distributions on the Series B Preferred Stock for all past distribution periods have been or contemporaneously are declared and paid:

•

no distributions will be declared and either paid or set apart for payment, and no other distribution of cash or other property may be declared and made, on or with respect to shares of any class or series of our parity equity securities, including shares of Series A Preferred Stock, or our junior equity securities, including our common stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, our junior equity securities) for any period;

•

no shares of any class or series of our parity equity securities, including shares of Series A Preferred Stock, or our junior equity securities, including our common stock, will be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of our common stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of ours or as permitted under our charter to maintain our qualification as a REIT for federal income tax purposes); and

•

no funds will be paid or made available for a sinking fund by us for the redemption of shares of any class or series of our parity equity securities, including shares of Series A Preferred Stock, or our junior equity securities, including our common stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, our junior equity securities, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and all holders of our other parity equity securities, if any).

If we do not declare and either pay or set aside for payment the full cumulative distributions on the Series B Preferred Stock, the Series A Preferred Stock, and shares of any other class or series of our parity equity securities, if any, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock, Series A Preferred Stock and our parity equity securities, if any, so that the amount declared per share is proportionate to the accrued and unpaid distributions on those shares.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board of Directors, of $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of the payment. Holders of Series B Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our junior equity securities, including our common stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference would be subject to preferential rights of the holders of our senior equity securities, if any, and would be pari passu with the rights of holders of parity equity securities, including our Series A Preferred Stock. Written notice will be given to each holder of Series B Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. If our assets are insufficient to pay the full liquidating distributions to the holders of Series B Preferred Stock, Series A Preferred Stock and any other parity equity securities, then we will distribute our assets to the holders of Series B Preferred Stock, Series A Preferred Stock and any other parity equity securities ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Generally

We may not redeem the Series B Preferred Stock prior to October 2, 2017, except as described below under “— Special Optional Redemption” and “— Restrictions on Ownership and Transfer.” On and after October 2, 2017, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption.

We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and by mail to each holder of record of Series B Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•

the redemption price, including, without limitation, a statement as to whether or not accumulated but unpaid distributions will be payable as part of the redemption price, or payable on the next distribution payment date, to the record holder at the close of business on the relevant record date;

•	any permitted conditions with respect to the redemption;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series B Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment; and

•	that distributions on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from that stockholder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we choose. Any redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the redemption notice. Unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid for all past distribution periods, we may not redeem any Series B Preferred Stock unless we redeem all of the Series B Preferred Stock.

If we elect to redeem any of the Series B Preferred Stock in connection with a Change of Control (as defined below under “— Special Optional Redemption”) and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under “— Conversion Rights”), our redemption notice will also state that the holders of shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date.

If a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, the holders of shares of Series B Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the shares of Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above and in connection with a redemption pursuant to our special optional redemption right, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series B Preferred Stock to be redeemed.

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “— Restrictions on Ownership and Transfer” below and in “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series B Preferred Stock will be subject to the restrictions on ownership and transfer in Article VI of our charter.

Subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption

In the event of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise our special optional redemption right by providing a notice of redemption with respect to some or all of the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the Series B Preferred Stock as to which a redemption notice has been given may not be converted as described below under “— Conversion Rights.”

We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and will mail to you, if you are a record holder of shares of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•

the redemption price, including, without limitation, a statement as to whether or not accumulated but unpaid distributions will be payable as part of the redemption price, or payable on the next distribution payment date, to the record holder at the close of business on the relevant record date;

•	any permitted conditions with respect to the redemption;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series B Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment;

•

that the shares of Series B Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

that the holders of shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that distributions on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Any redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the redemption notice. Unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are declared and either paid or set aside for payment for all past distribution periods, we generally may not redeem any Series B Preferred Stock unless we redeem all of the Series B Preferred Stock.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date. If a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, the holders of Series B Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

The Series B Preferred Stock is not convertible into or exchangeable for any property or other securities unless upon the occurrence of a Change of Control as described below.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our right to redeem the Series B Preferred Stock in whole or in part, as described under “— Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series B Preferred Stock held by such holder (which we refer to as the Series B Change of Control Conversion Right) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (which we refer to as the Series B Common Stock Conversion Consideration) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a share of Series B Preferred Stock distribution payment and prior to the corresponding Series B Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and

•	7.9618, the Series B Share Cap.

The Series B Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a Stock Split) with respect to our common stock. The adjusted Series B Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series B Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Series B Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 11,146,520 shares (or equivalent Series B Alternative Conversion Consideration, as applicable) (which we refer to as the Series B Exchange Cap). The Series B Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Series B Share Cap and for additional issuances of shares of Series B Preferred Stock in subsequent offerings, if any.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (which we refer to as Alternative Form Consideration), a holder of shares of Series B Preferred Stock will receive upon conversion of such shares of Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Series B Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (which we refer to as the Series B Alternative Conversion Consideration; the Series B Common Stock Conversion Consideration or the Series B Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Series B Conversion Consideration).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Stock will receive will be in the form of and proportional to the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares based on the Common Stock Price (as defined below).

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Series B Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Stock may exercise their Series B Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert shares of Series B Preferred Stock into a number of shares of our common stock per share of Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series B Change of Control Conversion Right;

•	if applicable, the type and amount of Series B Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Series B Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Series B Change of Control Conversion Right, a holder of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the shares of Series B Preferred Stock are to be converted pursuant to the applicable terms of the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series B Preferred Stock are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (ii) the average of the closing prices, per share, of our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series B Preferred Stock as to which the Series B Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series B Conversion Consideration in accordance with the Series B Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series B Preferred

Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series B Preferred Stock, holders of any Series B Preferred Stock that we have called for redemption will not be permitted to exercise the Series B Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Series B Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series B Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of Series B Preferred Stock will be entitled to convert such shares of Series B Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series B Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer,” below. These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — You may not be permitted to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion feature of the Series B Preferred Stock may not adequately compensate you, and the Change of Control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided above in connection with a Change of Control, the shares of Series B Preferred Stock are not convertible into or exchangeable for any of our other securities or property.

Voting Rights

Holders of Series B Preferred Stock generally will have no voting rights, except as set forth below.

Whenever (i) distributions on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a Series B Preferred Distribution Default) or (ii) we fail to maintain the listing of the Series B Preferred Stock on the NYSE, the NYSE MKT or NASDAQ, or an exchange or quotation system that is the successor to the NYSE, the NYSE MKT or NASDAQ, for a period of at least 180 consecutive days (which we refer to as a Series B Listing Default), the number of directors then constituting our Board of Directors will be increased by two (if not already increased by reason of similar types of provisions with respect to other classes or series of our Voting Parity Stock (as defined below), including the Series A Preferred Stock) and holders of Series B Preferred Stock (voting as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock (which we refer to as Voting Parity Stock)), will be entitled to vote for the election of two the additional directors (which we refer to as Preferred Stock Directors), if not already elected by reason of similar types of provisions with respect to Preferred Stock Directors. In the event of a Series B Preferred Distribution Default or a Series B Listing Default, holders of Series B Preferred Stock and holders of shares of Voting Parity Stock will vote as a single class in the election of Preferred Stock Directors at a special meeting called by the holders of at least 33% of the outstanding shares of Series B Preferred Stock or the holders of at least 33% of outstanding shares of Voting Parity Stock if the request is received 90 or more days before the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until the Series B Preferred Distribution Default or Series B Listing Default, as the case may be, has been cured. A Series B Preferred Distribution Default will be cured once all distributions accumulated on the Series B Preferred Stock for the past distribution periods and the then-current distribution period have been paid in full. A Series B Listing Default will be cured once the Series B Preferred Stock has been listed on the NYSE, the NYSE MKT or NASDAQ, or an exchange or quotation system that is the successor to the NYSE, the NYSE MKT or NASDAQ. The voting rights described above are subject to revesting in the event of each and every Series B Preferred Distribution Default and each and every Series B Listing Default. During the continuance of either the Series B Preferred Distribution Default or Series B Listing Default, the Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the Series B Preferred Stock and the holders of Voting Parity Stock (voting together as a single class) in the election to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

Any Preferred Stock Director may be removed at any time, but only for cause (as defined in our charter), by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series B Preferred Stock and Voting Parity Stock (voting together as a single class). So long as a Preferred Distribution Default or a Listing Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding shares of Series B Preferred Stock and Voting Parity Stock (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any Series B Preferred Stock remains outstanding, we will not:

•

authorize or create, or increase the authorized or issued amount of, any class or series of senior equity securities, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares without the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series B Preferred Stock (voting as a separate class); or

•

amend, alter or repeal the provisions of our charter (including the articles supplementary designating the Series B Preferred Stock), whether by merger, consolidation or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation or a sale or lease of all of our assets as an entirety, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Stock receive shares of capital stock with rights, preferences, privileges and voting powers substantially the same as those of the Series B Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of Series B Preferred Stock. In addition, any increase in the amount of authorized Series B Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of our parity equity securities, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

In any matter in which the holders of Series B Preferred Stock are entitled to vote separately as a class, each share of Series B Preferred Stock will be entitled to one vote. If the holders of Series B Preferred Stock and the holders of Voting Parity Stock are entitled to vote together as a single class on any matter, the holders of Series B Preferred Stock and the holders of Voting Parity Stock will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series B Preferred Stock, see “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The 9.8% ownership limit described in “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus applies to ownership of shares of Series B Preferred Stock as a separate class pursuant to Article VI of our charter, under which shares of Series B Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Directors may, in its sole discretion, except a person from the ownership limit, as described in “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The ownership limit also applies to shares of our common stock. See “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of the Series B Preferred Stock will be entitled to convert any shares of Series B Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limit contained in our charter for the Series B Preferred Stock.

Preemptive Rights

No holders of Series B Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for our common stock or any other security of our company.

Book-Entry Procedures

DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. Such certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit such certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform

Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Access to the DTC system is also available to others such as to both U.S. and non-U.S. securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of the Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the shares of Series B Preferred Stock on DTC’s records. You, as the actual owner of the shares of Series B Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the shares of Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the shares of Series B Preferred Stock will be sent to DTC. If less than all of the shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Series B Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Distributions and distributions on the shares of Series B Preferred Stock will be made directly to Cede & Co. (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a stockholder may consider relevant, see Exhibit 99.3 to our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, we note the following supplement to such discussion:

Recent increase in tax rates. Recently enacted legislation resulted in an increase in the highest marginal tax rates applicable to individuals and other non-corporate taxpayers. As of January 1, 2013, capital gain income (including capital gain dividends that we pay) and ordinary income (including dividends that we pay which are not capital gain dividends) are generally taxable at maximum marginal rates of 20% and 39.6%, respectively. The maximum tax rate on “qualified dividend income” received by U.S. stockholders taxed at individual rates is 20% but, with limited exceptions, our dividends are generally not eligible for taxation at such preferential rates. Prospective purchasers should consult their tax advisors regarding the impact of this legislation on the ownership and disposition of our common stock.

FATCA withholding. As referenced in the applicable discussion under “Material Federal Income Tax Considerations” filed as Exhibit 99.3 to our Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Material Federal Income Tax Considerations—Recent Legislation Relating To Foreign Accounts,” U.S. withholding tax at a rate of 30% will be imposed on dividends paid on our common stock after December 31, 2013 to U.S. Holders that hold our common stock through foreign accounts or intermediaries if certain disclosure requirements related to U.S. accounts are not satisfied and certain non-U.S. Holders if certain disclosure requirements related to U.S. ownership are not satisfied. The effective date of the imposition of this U.S. withholding tax has been extended to payments after June 30, 2014.

PLAN OF DISTRIBUTION

We have entered into an at-the-market issuance sales agreement, dated as of December 17, 2013, with MLV & Co. acting as our agent. Pursuant to the sales agreement, we may at any time and from time to time offer and sell up to 1,400,000 shares of Series B Preferred Stock. Any such sales may be made in negotiated transactions or other transactions that are deemed to be “at-the-market” offerings, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Upon its acceptance of written instructions from us, MLV & Co. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of the Series B Preferred Stock under the terms and subject to the conditions set forth in the sales agreement. We will instruct MLV & Co. as to the number of shares of the Series B Preferred Stock to be sold by it. We may instruct MLV & Co. not to sell shares of Series B Preferred Stock if the sale cannot be effected at or above the price designated by us in any instruction. We or MLV & Co. may suspend the offering of the Series B Preferred Stock upon proper notice and subject to other conditions.

MLV & Co. has agreed to provide written confirmation to us promptly and in no event later than the opening of the trading day on the NYSE on the day following the trading day in which shares of the Series B Preferred Stock were sold under the sales agreement. Each confirmation is required to include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to MLV & Co. in connection with the sales.

We will pay MLV & Co. commissions for its services in acting as agent in the sale of the Series B Preferred Stock. MLV & Co. will be entitled to compensation of up to 2.00% of the gross sales price of all shares of Series B Preferred Stock sold through it from time to time under the sales agreement.

We may also sell shares of Series B Preferred Stock to MLV & Co. as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Series B Preferred Stock to MLV & Co. as principal, we will enter into a separate agreement setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

We estimate that the total expenses for the offering, excluding compensation payable to MLV & Co. under the terms of the sales agreement, and assuming we sell all shares of Series B Preferred Stock offered hereby, will be approximately $75,000.

Settlement for any sales of the Series B Preferred Stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV & Co. in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar account. Sales of the Series B Preferred Stock as contemplated by this prospectus supplement will be settled through the facilities of DTC.

We will report at least quarterly the number of shares of our Series B Preferred Stock sold through MLV & Co. under the sales agreement, the net proceeds to us and the compensation paid by us to MLV & Co. in connection with the sales of our Series B Preferred Stock.

The offering of shares of Series B Preferred Stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all Series B Preferred Stock subject to the sales agreement and (2) termination of the sales agreement. The sales agreement may be terminated by us or MLV & Co. each in its sole discretion, at any time by giving notice to the other party.

MLV & Co. and its affiliates have provided and may in the future provide various investment banking and advisory services to us from time to time for which they have received, and are expected to receive, customary fees and expenses.

In connection with this offering, MLV & Co. may, and will with respect to sales effected in an “at-the-market” offering be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of MLV & Co. may be deemed to be underwriting commissions or discounts. We have agreed to indemnify MLV & Co. against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that MLV & Co. may be required to make because of those liabilities.

EXPERTS

The audited financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Ledgewood. Foley & Lardner LLP will pass upon the validity of the shares of Series B Preferred Stock being offered hereby and certain other matters under Maryland law for us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to the Series B Preferred Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the Series B Preferred Stock offered by this prospectus supplement. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file reports, proxy statements, and other information with the SEC. Through our website at www.resourcecapitalcorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement or the accompanying prospectus. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. This website can be accessed at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except as described below. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC, other than any portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our Current Reports on Form 8-K filed on March 15, 2013, March 19, 2013, April 8, 2013, April 15, 2013, May 1, 2013, June 11, 2013, July 25, 2013, October 21, 2013 and November 4, 2013; and

•	the description of our Series B Preferred Stock contained in our registration statement on Form 8-A filed on September 28, 2012.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus to the end of the offering of the shares of our Series B Preferred Stock pursuant to this prospectus supplement and the accompanying prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement and the accompanying prospectus.

Any statements made in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Resource Capital Corp.

Attention: Purvi Kamdar

712 Fifth Avenue

12th Floor

New York, New York 10019

(212) 506-3893

PROSPECTUS

$300,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this registration process, we may sell any combination of our:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	units to purchase one or more debt securities, common stock, preferred stock or warrants or any combination of such securities in one or more offerings up to a total dollar amount of $300,000,000. The terms of these offerings will be determined at the time of sale. We refer to the common stock, preferred stock, warrants, debt securities and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

An investment in these securities entails material risks and uncertainties. See “Risk Factors” on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “RSO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 29, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the next three years (or such longer period as may be permitted under SEC rules), we may sell any combination of our common stock, preferred stock, debt securities, warrants or units. The terms of these offerings will be determined at the time of sale. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. Our address is 712 Fifth Avenue, 12th Floor, New York, NY 10019. Our telephone number is (212) 506-3870.

As used in this prospectus, unless the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Capital Corp. and its subsidiaries, “Manager” refers to Resource Capital Manager, Inc., our external manager and “Resource America” refers to Resource America, Inc. and its affiliated companies, including the Manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the risk factors described or incorporated by reference in this prospectus;

•	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

•	increased rates of default and/or decreased recovery rates on our investments;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in governmental regulations, tax rates and similar matters;

•	changes in our business strategy;

•	availability of investment opportunities in commercial real estate-related and commercial finance assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to this offering. This prospectus constitutes only part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits and its schedules. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.resourcecapitalcorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012.

•	Our Current Report on Form 8-K filed on March 19, 2013.

•	The description of our common stock contained in our Registration Statement on Form 8-A dated January 25, 2006.

•

The description of our Series A preferred stock contained in our Registration Statement on Form 8-A filed on June 8, 2012, including any amendment or report filed for the purpose of updating such description.

•

The description of our Series B preferred stock contained in our Registration Statement on Form 8-A filed on September 28, 2012, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Resource Capital Corp.

Attention: Purvi Kamdar

712 Fifth Avenue

12th Floor

New York, New York 10019

(212) 506-3893

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on their respective cover pages and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a specialty finance company that focuses primarily on commercial real estate and commercial finance. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, under Subchapter M of the Internal Revenue Code of 1986, as amended. Our objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategy. We invest in a combination of real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets. We have financed a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of those investments, and have sought to mitigate interest rate risk through derivative instruments.

We are externally managed by Resource Capital Manager, Inc., or the Manager, a wholly-owned indirect subsidiary of Resource America, Inc. (NASDAQ: REXI), or Resource America, a specialized asset management company that uses industry- specific expertise to evaluate, originate, service and manage investment opportunities through its commercial real estate, commercial finance and financial fund management operating segments.

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance the purchase of those assets, from management of assets and from hedging interest rate risks. We generate revenues from the interest and fees we earn on our whole loans, A notes, B notes, mezzanine debt, commercial mortgage-backed securities, or CMBS, bank loans, other asset-backed securities, or ABS, and structured note investments. We also generate revenues from the rental and other income from real properties we own, from management of externally originated bank loans and from our investment in an equipment leasing business. Historically, we have used a substantial amount of leverage to enhance our returns and we have financed each of our different asset classes with different degrees of leverage. The cost of borrowings to finance our investments is a significant part of our expenses. Our net income depends on our ability to control these expenses relative to our revenue. In our bank loan, CMBS and ABS portfolios, we historically have used warehouse facilities as a short-term financing source and CDOs and, to a lesser extent, other term financing as long-term financing sources. In our commercial real estate loan portfolio, we historically have used repurchase agreements as a short-term financing source, and CDOs and, to a lesser extent, other term financing as long-term financing sources. Our other term financing has consisted of long-term match-funded financing provided through long-term bank financing and asset-backed financing programs, depending upon market conditions and credit availability.

Our principal office is located at 712 Fifth Avenue, 12th Floor, New York, New York 10019 and our telephone number is (212) 506-3870. Our website is located at www.resourcecapitalcorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose some portion or all of your original investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, refinancing or repayment of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent pretax income from continuing operations, as adjusted for fixed charges; and fixed charges represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense.

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
	(unaudited)
Ratio of earnings to combined fixed charges	2.85	2.63	1.69	1.14	0.96
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	2.77	2.63	1.69	1.14	0.96

(1)	No distributions on our outstanding shares of Series A Preferred Stock or Series B Preferred Stock were paid until July 30, 2012 and October 30, 2012, respectively.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary description of our capital stock. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of March 20, 2013, we had 108,161,659 shares of common stock outstanding, 676,373 shares of our Series A preferred stock outstanding and 2,000,000 shares of our Series B preferred stock outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The following description sets forth general terms and provisions of our authorized preferred stock. Any preferred stock issued under this prospectus will be issued as one or more new series of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above is not complete. You should refer to the articles supplementary with respect to any series of preferred stock we have or may issue for complete information concerning the terms of that series. A copy of the articles supplementary for each series of preferred stock will or has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in that registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

Power to Reclassify Unissued Shares of Our Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our board has waived the ownership limit for Omega Advisors, in its capacity as the manager of funds and investment accounts, and Resource America. Our board has set Omega’s and Resource America’s ownership limit at 15% of our outstanding capital stock in the aggregate, provided that no one of Omega’s funds or accounts can own more than 9.8% of our outstanding capital stock. Our board may reduce each of these ownership limits at its discretion; however, any such reduction will not be effective as to shares then owned by Omega’s funds and accounts or by Resource America in excess of the reduced limit. Each such fund or account would be deemed to be a separate holder for Internal Revenue Code purposes.

Our charter also prohibits any person from:

•

beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, or

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Our charter provides that, until all classes of our equity securities are “publicly-traded” for purposes of resolutions issued by the U.S. Department of Labor regarding assets of benefit plans, which we refer to as the DOL Plan Asset Regulations, equity participation in any class of our capital stock by benefit plan investors is limited to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets (such as the Manager and its affiliates), so that such participation in that class of our stock by benefit plan investors will not be deemed to be “significant.”

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer.

If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

•

the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust, and

•	the price received by the trustee from the sale or other disposition of the shares.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift), and

•	the market price on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, in value or number, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with our March 2005 private offering, we granted the Manager both piggyback registration rights and the right to demand that we register shares of restricted stock and shares of common stock underlying the options issued to the Manager upon completion of the private offering and shares of common stock issued to the Manager as incentive compensation under our management agreement. As of the date of this prospectus, the Manager has not exercised its piggyback or demand registration rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any preferred stock or warrants we may offer pursuant to a supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness. The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made if:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•

we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•	any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed.

No Limitation on Amount of Senior Debt. The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of the date of this prospectus, there are no outstanding warrants to purchase shares of our common or preferred stock.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•

the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following summarizes material provisions of Maryland law and our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Maryland General Corporation Law, or MGCL, and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. We expect that these provisions may discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than two nor more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting of stockholders at which directors are to be elected may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments (not including certain amendments relating to director removal, classification of preferred stock and transfer and ownership limitations, which still require the statutory two-thirds vote referred to above) and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights, unless the board of directors determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our board of directors may elect by resolution to be subject to any or all provisions, in whole or in part, of Subtitle 8 which are not yet already applicable to the company so long as the company has at least three directors who, at the time of any such election, are not officers or employees of the company, are not acquiring persons, are not directors, officers, affiliates or associates of an acquiring person and were not nominated or designated as directors by an acquiring person.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

For a summary of the material federal income tax considerations that a stockholder may consider relevant, see Exhibit 99.3 to our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common stock sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred stock and warrants may or may not be listed on a national securities exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed on for us by Ledgewood. Foley & Lardner LLP will pass upon the validity of the shares of capital stock being offered hereby and certain other matters under Maryland law for us.

EXPERTS

The financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

1,400,000 Shares of 8.25% Series B Cumulative

Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

December 17, 2013